Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

DIRECTEC, INC.

The undersigned, acting as incorporator of a corporation under the Delaware General Corporation Law, adopts the following Certificate of Incorporation for such corporation:

ARTICLE I

The name of the corporation shall be Directec, Inc.

ARTICLE II

The address of the initial registered office of the corporation is 1013 Centre Road, Wilmington, DE 19805-1297, and the name of the initial registered agent at such address is Corporation Service Company in New Castle County.

ARTICLE III

The existence of this corporation shall commence upon the filing of the corporation’s Certificate of Incorporation, and its duration shall be perpetual unless sooner dissolved by action of its shareholders in accordance with the laws of the State of Delaware.

ARTICLE IV

The purposes for which the corporation is formed are to engage in any and all lawful business for which corporations may now or hereafter be incorporated under the Delaware General Corporation Law, and to exercise any and all powers that corporations may now or hereafter exercise under the Delaware General Corporation Law.

ARTICLE V

The aggregate number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, all of which are to be without par value. All shares of common stock shall have full and unlimited voting power, shall be entitled to one (1) vote per share and shall be without distinction as to powers, preferences and rights.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, amend and repeal the corporation’s Bylaws.

ARTICLE VII

No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of such director’s duties as a director except for the following:

(1) Any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2) Acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

(3) Voting for or assenting to an unlawful distribution to shareholders as prohibited by Section 174 of the Delaware General Corporation Law; or

(4) Any transaction from which the director derives an improper personal benefit.

If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

The name and address of the incorporator of the corporation is J. Mel Camenisch, Jr., 201 E. Main Street, Suite 1000, Lexington, Kentucky 40507.

I, THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 7th day of August, 2000.

/s/ J. MEL CAMENISCH, JR.
J. MEL CAMENISCH, JR.

3

AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

DIRECTEC, INC.

We, Woody D. Bilyeu and Patrick B. Shelton, hereby certify that:

1.	Woody D. Bilyeu is the President and Patrick B. Shelton is the Secretary of DirecTec, Inc., a Delaware corporation (the “Corporation”).

2.	Pursuant to Article VI of the Corporation’s Certificate of Incorporation and the applicable provisions of Section 109 of the Delaware General Corporation Law, the Corporation hereby adopts the following amendments to the Corporation’s Certificate of Incorporation, effective as of March 19, 2004.

3.	Article I. of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and restated to read as follows:

“ARTICLE I

The name of the corporation shall be DirecTech, Inc.”

4.	Article V. of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and restated to read as follows:

“ARTICLE V

This corporation is authorized to issue only one class of common stock, with a par value of $.01 per share (which hereinafter shall be designated ‘Common Stock’). The total number of shares of Common Stock which this corporation shall have the authority to issue is 2,000,000 and each of the issued and currently outstanding 1,000 shares of capital stock of this corporation are split up and converted into 2,000 issued and outstanding shares of Common Stock. All shares of Common Stock shall have full and unlimited voting power, shall be entitled to one (1) vote per share and shall be without distinction as to powers, preferences and rights.”

5.	Article IX. is hereby added to the Corporation’s Certificate of Incorporation to read as follows:

“ARTICLE IX

Any and all transfers of stock of the corporation must be made by the officers and must be made on the books of this corporation. Furthermore, substantially all of the issued and outstanding shares of common stock of the corporation shall at all times be owned by (i)

employees of the corporation; (ii) the DirecTech Employee Stock Ownership Plan and Trust; or (iii) individuals receiving such shares as a benefit pursuant to the provisions of the DirecTech Employee Stock Ownership Plan; provided, however, that such individuals must immediately resell such shares to this corporation pursuant to the provisions of the DirecTech Employee Stock Ownership Plan.”

6.	The Corporation’s Board of Directors, by unanimous written consent, has duly approved this Amendment to the Certificate of Incorporation of DirecTec, Inc. in accordance with the provisions of Section 109 of the Corporation Law of the State of Delaware and as the power to adopt is conferred in Article VI. of the Corporation’s Certificate of Incorporation.

7.	The Corporation’s Shareholders, by unanimous written consent, have duly approved this Amendment to the Certificate of Incorporation of DirecTec, Inc.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Amendment to the Certificate of Incorporation of DirecTec, Inc. are true and correct of our own knowledge.

Date: March 19, 2004

/s/ Woody D. Bilyeu
Woody D. Bilyeu, President

/s/ Patrick B. Shelton
Patrick B. Shelton, Secretary

AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

DIRECTECH, INC.

We, J. Basil Mattingly and David R. Johanson, hereby certify that:

1.	J. Basil Mattingly is the President and David R. Johanson is the Secretary of DirecTECH, Inc., a Delaware corporation (the “Corporation”).

2.	Pursuant to Article VI of the Corporation’s Certificate of Incorporation and the applicable provisions of Section 242 of the Delaware General Corporation Law, the Corporation hereby adopts the following amendments to the Corporation’s Certificate of Incorporation, effective as of November 8, 2004, for accounting purposes only.

3.	Article I. of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and restated to read as follows:

“ARTICLE I

The name of the corporation shall be DirecTECH Delaware, Inc.”

4.	The Corporation’s Board of Directors, by unanimous written consent, has duly approved this Amendment to the Certificate of Incorporation of DirecTECH, Inc. in accordance with the provisions of Section 242 of the Corporation Law of the State of Delaware and as the power to adopt is conferred in Article VI. of the Corporation’s Certificate of Incorporation.

5.	The Corporation’s Shareholders, by unanimous written consent, have duly approved this Amendment to the Certificate of Incorporation of DirecTECH, Inc.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Amendment to the Certificate of Incorporation of DirecTECH, Inc. are true and correct of our own knowledge.

Date: November 11, 2004

/s/ J. Basil Mattingly
J. Basil Mattingly, President

/s/ David R. Johanson
David R. Johanson, Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DIRECTECH DELAWARE, INC.

We, J. Basil Mattingly and David R. Johanson, hereby certify that:

1.	J. Basil Mattingly is the President and David R. Johanson is the Secretary of DirecTECH Delaware, Inc., a Delaware corporation (the “Corporation”).

2.	Pursuant to Article VI of the Corporation’s Certificate of Incorporation and the applicable provisions of Section 109 of the Delaware General Corporation Law, the Corporation hereby adopts the following amendments to the Corporation’s Certificate of Incorporation.

3.	The Corporation’s Certificate of Incorporation is hereby amended to add Article IX as follows:

“ARTICLE IX

“Any and all transfers of stock of this corporation must be made by an officer and/or the general counsel of this corporation and must be made on the books of this corporation. Furthermore, substantially all of the issued and outstanding shares of Common Stock of this corporation shall at all times be owned by: (i) the corporation’s employees; (ii) the DirecTech Employee Stock Ownership Plan and Trust: (iii) Individuals receiving such shares of common stock as a benefit pursuant to the provisions of the DirecTech Employee Stock Ownership Plan provided, however, that such individuals must immediately resell such shares of common stock to this corporation pursuant to the provisions of the DirecTech Employee Stock Ownership Plan; (iv) limited liability companies controlled by and created for the benefit of this corporation’s or its subsidiaries’ employees; or (v) DirecTECH Holding Company, Inc., a Delaware corporation, or a successor in interest thereto.”

4.	The Corporation’s Board of Directors, through action by unanimous written consent, has duly approved this Certificate of Amendment to the Certificate of Incorporation of DirecTECH Delaware, Inc. in accordance with the provisions of Section 109 of the Delaware General Corporation Law and pursuant to power conferred in Article VI of the Corporation’s Certificate of Incorporation.

5.	The Corporation’s Stockholders, through action by unanimous written consent, have duly approved this Certificate of Amendment to the Certificate of Incorporation of DirecTECH Delaware, Inc. in accordance with the provisions of Section 242 of the Delaware General Corporation Law and pursuant to power conferred in Article II, Section 11. of the Corporation’s Bylaws.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment to the Certificate of Incorporation of DirecTECH Delaware, Inc. are true and correct of our own knowledge.

Date: June 1, 2005

/s/ J. Basil Mattingly
J. Basil Mattingly, President

/s/ David R. Johanson
David R. Johanson, Secretary

CERTIFICATE OF AMENDMENT 2009-1 TO THE

CERTIFICATE OF INCORPORATION

OF

DIRECTECH DELAWARE, INC.

We, Thomas A. Beaudreau and David R. Johanson, hereby certify that:

1.	Thomas A. Beaudreau is the President and Chief Executive Officer and David R. Johanson is the Secretary of DirecTECH Delaware, Inc., a Delaware corporation (the “Corporation”).

2.

Pursuant to Article VI of the Corporation’s Certificate of Incorporation and the applicable provisions of Section 109 of the Delaware General Corporation Law, the Corporation hereby adopts the following amendment to the Corporation’s Certificate of Incorporation, effective as of December 30th, 2008.

3.	Article I of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“ARTICLE I

The name of the corporation shall be Multiband NE Incorporated”

4.	Article X. of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and restated to read as follows:

“ARTICLE IX

Any and all transfers of stock of this corporation must be made by an officer and/or the general counsel of this corporation and must be made on the books of this corporation.”

5.	The Corporation’s Board of Directors, by unanimous written consent, has duly approved this Certificate of Amendment 2009-1 to the Certificate of Incorporation of DirecTECH Delaware, Inc. in accordance with the provisions of Section 109 of the Corporation Law of the State of Delaware and as the power to adopt is conferred in Article VI. of the Corporation’s Certificate of Incorporation.

6.	The Corporation’s Sole Shareholder, by written consent, has duly approved this Certificate of Amendment 2009-1 to the Certificate of Incorporation of DirecTECH Delaware, Inc.

[Signatures on next page]

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Amendment to the Certificate of Incorporation of DirecTECH Delaware, Inc. are true and correct of our own knowledge.

Date: December 30th, 2008

/s/ Thomas A. Beaudreau
Thomas A. Beaudreau, President

/s/ David R. Johanson
David R. Johanson, Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Multiband NE Incorporated resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:

The name of the corporation shall be Multiband Field Services, Incorporated

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of February, 2012.

By:	/s/ Steven Bell
Authorized Officer

Title:	General Counsel

Name:	Steven Bell
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